UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2021

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RHE	NYSE American
10.875% Series A Cumulative Redeemable Preferred Stock, no par value	RHE-PA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On September 21, 2021, Regional Health Properties, Inc. (together with its subsidiaries, “Regional”) notified Vero Health Management, LLC (“Vero”) of Regional’s intention to terminate the Management Consulting Services Agreement, dated January 1, 2021, between Regional and Vero, effective October 1, 2021 (the “Vero Agreement”). Under the Vero Agreement, Vero provides management consulting services for Regional’s Tara facility located in Thunderbolt, Georgia. For a description of the Vero Agreement, see Note 18 – Subsequent Events in Part II, Item 8, “Financial Statements and Supplemental Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 29, 2021, which description is incorporated herein by this reference.

Regional will continue to operate the Tara facility and has entered into a Management Agreement (the “Management Agreement”) with Peach Health Group, LLC (“Peach”), dated as of September 22, 2021 and effective October 1, 2021.  Affiliates of Peach also lease from Regional three additional facilities located in Georgia known as Oceanside Nursing and Rehabilitation Center, Savannah Beach Nursing and Rehabilitation Center and Advanced Healthcare of Twiggs County. To view the Management Agreement, which is filed as Exhibit 99.1, see Item 9.01, “Financial Statements and Exhibits”, to this Current Report on Form 8-K.

Under the Management Agreement, for the first six months Regional will pay Peach: (i) a monthly management fee equal to 4% of the Adjusted Net Revenues (as defined in the Management Agreement) of the Tara facility with a monthly minimum of $35,000; (ii) an  incentive fee of 1% of the Adjusted Net Revenues in the event that monthly EBITDAR (as defined in the Management Agreement) is above $105,000; and (iii) an incentive fee of 13% of EBITDAR in the event that monthly EBITDAR is above $125,000. For months seven through the end of the Management Agreement, Regional will pay Peach: (a) a monthly management fee equal to 3% of the Adjusted Net Revenues of the Tara facility with a monthly minimum of $30,000; (b) an incentive fee of 1% of the Adjusted Net Revenues in the event that monthly EBITDAR is above $105,000; and (c) an incentive fee of 15% of EBITDAR in the event that monthly EBITDAR is above $125,000.  All incentive fees will be paid on a quarterly basis. The term of the Management Agreement commences on October 1, 2021 and continues for 12 months thereafter, subject to earlier termination as provided in the Management Agreement. The Management Agreement also includes customary covenants, termination provisions and indemnification obligations.

The above summary of the Management Agreement is qualified in its entirety by reference to the full text of the Management Agreement, which is filed as Exhibit 99.1, to this Current Report on Form 8-K.

Item 1.02Termination of a Material Definitive Agreement.

The first paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

99.1	Management Agreement, dated as of September 22, 2021, by and between Peach Health Group, LLC and Tara Operator, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 27, 2021	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President

3